UNITES STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14 C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

     ☒ Preliminary Information Statement

     ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

     ☐ Definitive Information Statement

CTI DIVERSIFIED HOLDINGS, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

     ☒ No fee required.

     ☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock $.0001 par value

2) Aggregate number of securities to which transaction applies: 21,817,121 as of August 14, 2003

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

4) Proposed maximum aggregate value of transaction: N/A

5) Total fee paid: N/A

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: __________

2) Form, Schedule or Registration Statement No.: __________

3) Filing Party: __________

4) Date Filed: __________

CTI Diversified Holdings, Inc.
8709-50th Avenue, Edmonton, Alberta, Canada TE6 5H4
November 25, 2003

Dear Shareholder:

The enclosed Information Statement is being provided to shareholders of record as of November 14, 2003 of CTI Diversified, a Delaware corporation. Certain amendments have been proposed to amend the Articles of Incorporation. Such amendments require approval of the Board of Directors, and by the shareholders under Delaware law by a majority of those in attendance at the meeting at which approval is sought. Actions to be taken by shareholders may also be taken by consent without a meeting if a majority of the shares eligible to vote have given their written consent to the action. Our Directors have approved the proposed amendments and a majority of our shareholders have delivered to Management their written consent to the proposed Amendments, which are more fully described herein. Consequently, a shareholders meeting will not be held to approve this Action. However, SEC rules require that, notwithstanding consent has been obtained and no meeting is to be held, an Information Statement respecting the action to be taken and certain other matters be filed with the SEC and subsequently delivered to shareholders for their information twenty days before the effective date. This is the Information Statement proposed to satisfy that SEC requirement.

As previously announced in current filings by CTI Diversified, we are proposing to change our name to WESCORP ENERGY INC., which we believe better reflects and is consistent with our new business focus on the oil and gas sector. In addition to that amendment to the Articles of Incorporation, we are proposing to increase the total amount of Common Shares we may issue and to enable the Directors to issue and designate rights and powers of one or more classes of preferred shares; we believe this may provide us with more flexibility in securing capital. We have proposed several other amendments and have totally restated our Articles of Incorporation to accommodate these amendments. These amendments are described herein more fully.

WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors
/s/ John Anderson
John Anderson, President

Item 1
 Information Required by Items of Schedule 14A

A.

Time and Place of Meeting

As the actions proposed are being taken by consent, there will be no shareholders meeting. Under SEC Rules, the approval action although already approved under State Law, is not effective before 20 days after this Notice is mailed to our shareholders. State laws sets forth a date by which all written consent required must be received. All of the written consents required however have been received prior to the mailing of this Notice. We have filed the Articles of Amendment in Delaware for an effective date of December 26, 2003

B.

Interest of Certain Persons in Proposed Actions

The proposed Amendments contain provisions will benefit Directors and others because of indemnification provision and other provisions. Please see ITEM 3, below.

C.	Voting Securities and Principal Holders Thereof
(a)	There is one Class of Securities, Common Shares, which is currently authorized. As of the record date there were 22,817, 121 shares outstanding. A majority of said number is required under Delaware law for approval of a Consent Action by Shareholders.

(b)	The record date is November 14, 2003
(d)

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of November 14, 2003 with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to the Company to be the beneficial owner of more than five % of any class of the Company’s voting securities, and as to those shares of the Company’s equity securities beneficially owned by each of its directors, the executive officers of the c\Company and all of its directors and executive officers of the Company and all of its directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to the directors and officers of the Company, is based on a review of statements filed, with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to the Company’s Common Stock. Except for our Officers and Directors, we have utilized information available to us for our most recent 10-ksb, unless otherwise known to us from filings provided to us by the filer, made by said persons indicating changes therein. As of November 14, 2003, there were 22,817,121 shares of Common Stock outstanding. Our Board of Directors has also approved the issuance of (i); 1,000,000 shares to Mr. Anderson for his past services as Director (ii);

250,000 each to Mr. Anderson and Mr. Mereniuk and 125,000 Shares to Mr. Comeau under their deferred compensation plans and (iii); 80,000 shares issued to a consultant for services performed in 2003.

The number of shares of Common Stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares by the Holder.

The table also shows the number of shares beneficially owned as of November 15, 2003 by each of the individual directors and executive officers and by all directors and executive officers as a group. Ownership percentages as to an owner are based on a total share calculation, which considers the issued shares, 22,817,121 shares plus the beneficial shares which that person has, which sum is the denominator, and the issued shares of an owner plus beneficially owned shares of an owner as the numerator.

Title of Class	Name and address	Principal Position	Number of shares	% of Class
			beneficially	(8)
			owned

Common Stock and	John Anderson (1)(2) (3)	Director, President &	1,653,484,	7%
Warrants		CEO, Secretary and
		Treasurer

Common Stock and	Terry Mereniuk (1)(2) (4)	Director, CFO	772,000	3%
Warrants

Warrants	Alfred Comeau (1)(2) (5)	Director	1,125,000	5%

		Officers and	3,550,484	14%
		Directors
		as a Group

(1)	In a Board Resolution as of July 1, 2003, a deferred compensation plan was adopted for Mr. Anderson, Mr. Mereniuk, and Mr. Comeau. For services in the period April 2003 and for two years thereafter in lieu of cash, said persons are entitled to common shares, registered, @ $.20/share. Compensation was $5,000/mo. For Mssrs. Anderson and Mereniuk and $2,500/mo for Mr. Comeau.

To date, eight months compensation has accrued, no shares have been issued. Each person may only receive shares and waived any cash due. A total of 1,800,000 shares are to be delivered in escrow, registered, to fund this program. If an employee terminates, he loses unaccrued compensation. If the Company terminates or causes termination, the employee continues to receive his accrued compensation over the two year remaining term.

(2)	The Board of Directors agreed as of June 1, 2003 to issue a cashless Warrant to Mr. Anderson for 1,000,000 common shares @ $.15/share, expiring June 1, 2008, shares underlying the Warrant to be registered. The amount also includes 150,000 warrants exercisable under terms disclosed in Item 10 “Compensation of Directors” in our 10-ksb.

(3)	The address for all of our Directors and Officers is 8709 – 50 Ave. Edmonton Alberta Canada T6E 5H4.
(4)	Includes the exercise of warrants to purchase 500,000 shares of common stock at a price of $0.15 at any time prior to March 6, 2006.
(5)	Includes the exercise of warrants to purchase 1,000,000 shares of common stock at a price of $0.15 at any time prior to March 6, 2006.
(e)

Change of Control

Please see our filings in our 10-ksb for the year ending December 31, 2002 for the transaction whereby a company owned by our Director, Mr. Comeau, loaned us $1,000,000. As a result of that transaction, Mr. Comeau and Mr. Merenuik became Directors. Mr. Merenuik is affiliated with Mr. Comeau as an officer in the Company owned by Mr. Comeau. Two of three Directors are thus associated by common interest, but each retains the right to vote as he sees fit. They have in the aggregate 8% beneficial ownership. The shares acquired in this transaction were original issue by the Company. There are no fixed arrangements thereby as to election of Directors. As a few large shareholders dominate the Company, informal arrangements may exist from time to time as to Company management and election of the Board.

(e)	Authorization of Securities
i.	Common Shares: Article Fourth of the Restated Articles will increase the amount of Common Shares authorized from 50,000,000 shares to 250,000,000 shares, $.0001 par value, and will authorize 50,000,000 preferred shares. The number of shares issued will not be modified by the Amendments.

	ii.	Preferred Shares: 50,000,000 Preferred Shares at $.0001 par value are also authorized. The terms of said shares are indefinite and are subject to Designations from time to time by the Board of Directors. Various classes and series may be authorized thereby. Directors can thus, without shareholder action set conversion to Common Shares, voting powers, and various other rights and powers in one of more classes or series as they may see fit.
iii.	Financial Information: Please see out 12/31/03 10-KSB and 9/30/03 10-QSB which are incorporated by reference hereto for current financial information.

(f)

Amendments to Charter

The Shareholders consent action will cause the current Articles of Incorporation to be entirely replaced by a Restated Articles of Incorporation. The text thereof is attached hereon as an Exhibit and should be carefully reviewed. A brief summary hereof follows, but the actual text should be reviewed to consider the effect on the Company and shareholders.

Note that in addition to the changes in preferred and common shares discussed above, that the name of the Company will change to WESCORP ENERGY INC.

Article 1: Name is changed from CTI Diversified, Inc. to WESCORP ENERGY INC.

Comment: Management believes it is a better name for the corporate direction.

Article 2. Registered Agent changed to Corporation Service Company.

Comment: Management prefers this Company as Agent.

Article 3. Purposes. General purposes.

Comment Similar to prior provision.

Article 4. Capitalization. Common increased to 250,000,000 shares and 50,000,000 preferred shares authorized, with powers rights and limitations set by the Board.

Comment: Management believes increased capital and the power to set and issue preferred shares will benefit future capitalization. The power to increase or decrease shares without approval of a class is believed to enhance flexibility.

Article 5. Bylaws. Directors can modify bylaws without shareholder action.

Comment: Similar to previous provision.

Article 6. Meetings of Directors and shareholders similar to previous provisions.

Comment: Changes intended to enhance flexibility.

Article 7. Perpetual Existence. The corporation has perpetual existence. Comment: Similar to previous provision.

Article 8. Number of Directors. Comment: Similar to previous provision.

Article 9. Elimination of liability of Directors for breach of fiduciary duty except under certain cases.

Comment: Management believes needed to secure and retain Directors. Similar to previous Article 11.

Article 10. Non-fraudulent interested person transactions by Directors and others permitted. (Please see Exhibit for text).

Comment: Believed helpful for management flexibility and to retain and secure director and others.

Article 11. Indemnification for Officers Directors and Agent of the Company by the Company required (see Text of Exhibit).

Comment: Believed helpful to secure and retain Directors, Officers and others.

Article 12. Compromises. Permits various types of compromises of creditors. (See Text of Exhibit).

Comment: Intended to provide flexibility to management if ever needed.

Article 13. Del Code Section 203 made inapplicable. (See 8 Del Code Sec 203 or you may request a copy of the Company to review this complex Statute)

Comment: Intended to provide flexibility in takeover situations for management. Limitations as to effective date for 12 months if more than 2000 shareholders of record or as to an interested person at the time of this adoption

(g)	Financial Information Please see our 12/31/02 Form 10-KSB and 9/30/03 Form 10QSB incorporated by reference and the financial information contained therein for our current financial information.

We have had a change of public accountants recently. Please see our September 30, 2003 10-Q s-b (as amended).

Item 2
Proxies are not Solicited

We are not asking for a proxy and shareholders are not requested to send us a proxy. The Amendments contained in the Restated Articles of Incorporation have been approved by a shareholders’ consent action. This document is for information only.

Item 3
Interest of Certain Persons Matters to Be Acted Upon

The current Directors and Officers of CTI Diversified all may have an indirect interest in the proposed Amendments because indemnification for Directors, officers and others is provided in Item Eleventh, Interested Persons Transactions are not precluded under Item Thirteenth, and Items Ninth and Tenth have been added or enhanced relating to Directors liabilities for breach of fiduciary duty to CTI, and other interested persons transactions are permitted in Item Tenth. Please read these provisions and other Amendments carefully!

The beneficial share interest of said Directors and Officers and their associates, if any, is stated in item 1C above.

In addition, previous officers and Directors may benefit retroactively from various Items stated above. These include Mark Godsy, Donald Farnell, Rene Palsenbarg, Marlene Gaudry, Doug Mazur and Neil Cox, all who have been Officers or Directors of he company or a subsidiary during 2002-2003

Item 4
 Delivery of Documents to Security Holders Sharing an Address

Where applicable, this information statement is being delivered to two or more security holders who share an address

Only one information statement, is being delivered to multiple security holders sharing an address unless we shall have received contrary instructions from one or more of the security holders;

We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify us that the security holder wishes to receive a separate copy of the information statement;

If you share and address and are now receiving multiple copies of filings by us, or if you are receiving a single copy for several person and wish to receive your own copy, please contact us at :

CTI Diversified, Inc.
Shareholder Relations
8709 50th Ave. Edmonton, Alberta
Canada T6E 5H4;
(877)-644-6638

Item 5
 General Information

Our Annual Report for the year ended December 31, 2002, which contain audited financial information, and our Quarterly Reports for the periods ending March 31, 2003, June 30,2003, and September 30, 2003 are available from us or may be viewed online on EDGAR at www.SEC.Gov. The foregoing, this Information Statement, and all other Reports required under the Exchange Act of 1934 to be filed with respect to us which have been filed are available on EDGAR. Said documents and others which may not be required electronically my be viewed at the SEC Public Reference Room@ 450 Fifth Street N.W., Washington, D.C. 20549, and copies may also be secured from us.

Item 7
 Incorporation by Reference

(a)	The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 is incorporated by reference.
(b)	The Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003 is incorporated by reference.

Item 8
 Exhibits

1. Restated Articles of Incorporation

CTI Diversified Holdings, Inc

	By:	/S/ John Anderson
John Anderson, President
Dated: November 25, 2003
By Order of the Board of Directors:
/S/ John Anderson
John Anderson, Director

/S/ Alfrent Comeau
Alfred Comeau, Director

/S/ Terry Merenuik
Terry Merenuik, CFO, Director

Exhibit 1. Pro Forma Amended and Restated Articles

RESTATED
CERTIFICATE OF INCORPORATION
OF
CTI Diversified Holdings, Inc.

It is hereby certified that:

1.	(a)	The present name of the corporation (hereinafter called the "corporation") is CTI Diversified Holdings, Inc.
(b)	The name under which the corporation was originally incorporated was Unique Bagel Co., Inc., and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware was August 11, 1998

2.	The Certificate of Incorporation of the Corporation is hereby amended by striking out Articles First to Eleventh inclusive thereof (all Articles) and by substituting in lieu thereof the Restated Articles First to Fourteenth inclusive which are set forth in the Restated Certificate of Incorporation as stated below as:

“Restated
Certificate of Incorporation
of
WESCORP ENERGY INC.”

3.	The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby amended, restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of WESCORP ENERGY INC

4.	The amendments and the Restatement of the Certificate of Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.

5.	The effective time of the restated certificate of incorporation and of the amendment[s] herein certified shall be the date of filing.
6.	The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

Restated
Certificate of Incorporation
of
WESCORP ENERGY INC.

     First. The name of the Corporation is WESCORP ENERGY INC.

     Second. The address of the Corporation's registered office in Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company

     Third. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware

     Fourth. The Corporation shall have authority to issue 250,000,000 shares of common stock having a par value of point zero-zero-zero-one dollars ($.0001) per share, and 50,000,000 shares of preferred stock having a par value of point zero-zero-zero-one dollars ($.0001) per share. Preferred shares may be issued in series and shall have such voting powers or no voting powers, rights, limitations, being subject to limitations and provisions contained in subsequent or previous classes and series, conversion rights, other rights, preferences, designations and other characteristics as may from time to time be set forth in a designation set forth as to all preferred shares, a class or series thereof, which may be derived by formula or otherwise determined by facts outside the resolution by resolution of the Board of Directors and duly filed as provided by law. Consideration received for such shares shall be solely at the discretion of the Board of Directors. There shall be no preferential rights or cumulative voting rights. The authorized shares of a class or series of stock may be increased or decreased without the approval of the shares of said class or series but not below those issued allowing for any combination or dividend thereof.

     Fifth. The Board of Directors is authorized to adopt, amend or repeal the By-Laws of the Corporation.

     Sixth. The Stockholders and Directors may hold their meetings and maintain books and records within or without the State of Delaware, and within or without the United States of America as may be determined by the Board of Directors or the Bylaws. Directors and Shareholders meetings may be by electronic means or in any manner permitted by law, or in any foreign jurisdiction. Directors and shareholders may be of any nationality. Directors and Shareholders meetings may be held by consent to the maximum extent permitted by law.

     Seventh. The Corporation shall have perpetual existence.

     Eighth. There shall be at least one Director and such additional directors as may be set forth in the Bylaws of by resolution of the Board. The business and affairs of the Corporation shall be managed or under direction of the Board of Directors. Election of directors need not be by written ballot. Whether or not stated herein, the Directors shall have the maximum authority to act as may be permitted by Delaware law.

     Ninth. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Tenth. No contract or transaction between this Corporation and any person, firm, association, or corporation and no act of this Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested directly or indirectly, in such contract, transaction or act, or are related to or interested in, as a director, stockholder, officer, employee, member or otherwise, such person, firm, association or corporation. Any director so interested or related who is present at any meeting of the Board of Directors or committee of directors at which action on any contract, transaction or act is taken may be counted in determining the presence of a quorum at such meeting and may vote thereat with respect to such contract, transaction or act with like force and effect as if he were not so interested or related. No director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the Corporation or to any stockholder or creditor thereof for any loss incurred by this Corporation under or by reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.

     Eleventh. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including attorney fees), judgments, fines (including excise taxes assessed a person with respect to an employee benefit plan) and amounts paid in settlement incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

     Twelfth. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of title 8 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation, as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     Thirteenth. The provisions of Section 203 of the Delaware Code shall not apply to this Corporation.

     Fourteenth. The Corporation reserves the right to amend any article hereof or any bylaw and any rights hereunder or thereunder conferred to shareholders are subject to this right.

Duly executed and signed on this th day of November ,2003

/S/ John Anderson
John Anderson, President, and authorized Officer
For execution of Documents in Delaware

Effective Date: December 26, 2003